Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

ARKANSAS	71-0556208
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

17901 CHENAL PARKWAY

LITTLE ROCK, ARKANSAS 72223

501-978-2265

(Address of Principal Executive Offices)

BANK OF THE OZARKS, INC. STOCK OPTION PLAN

(Full title of the plan)

Greg L. McKinney

Chief Financial Officer and

Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

501-978-2265

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

H. Watt Gregory, III

Kutak Rock LLP

124 West Capitol, Suite 2000

Little Rock, Arkansas 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $0.01 par value	1,500,000 shares	$33.62	$50,430,000	$5,779.28

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Common Stock as reported on the NASDAQ Stock Market on September 11, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,500,000 shares of Common Stock, $0.01 par value, of Bank of the Ozarks, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Bank of the Ozarks, Inc. Stock Option Plan (the “Plan”). Accordingly, the contents of the following previously-filed registration statements on Form S-8 with respect to the Plan are incorporated by reference in this Registration Statement to the extent not modified hereby: File No. 333-32173 filed with the United States Securities and Exchange Commission (the “Commission”) on July 28, 1997 and File No. 333-68596 filed with the Commission on August 29, 2001.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed or furnished by the Company with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and filed on February 29, 2012, and Amendment No. 1 thereto on Form 10-K/A filed on March 28, 2012;

(b)	The Company’s quarterly reports on Form 10-Q filed on May 10, 2012 for the three months ended March 31, 2012 and on Form 10-Q filed on August 8, 2012, for the six months ended June 30, 2012, respectively;

(c)	The Company’s periodic reports on Form 8-K filed on January 18, 2012 (excluding the matters in Items 2.02 and 7.01 and Exhibit 99.1 therein, which are not incorporated by reference herein), February 17, 2012, April 19, 2012 (excluding the matters in Item 7.01 therein, which are not incorporated by reference herein) and August 23, 2012, respectively; and

(d)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 26, 1997, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

1

Item 8. Exhibits.

See attached exhibit index following the signature page, which is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 14th day of September, 2012.

BANK OF THE OZARKS, INC.

By:	/s/ Greg L. McKinney

Name:	Greg L. McKinney
Title:	Chief Financial Officer and
Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Bank of the Ozarks, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints George G. Gleason, Mark Ross and Greg L. McKinney, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of shares of the Company’s Common Stock, $0.01 par value per share, to be issued and delivered in accordance with the Bank of the Ozarks, Inc. Stock Option Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ George G. Gleason George G. Gleason (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	September 14, 2012

/s/ Greg L. McKinney Greg L. McKinney (Principal Financial Officer and Accounting Officer)	Chief Financial Officer and Chief Accounting Officer	September 14, 2012

/s/ Mark Ross Mark Ross	Vice Chairman and Chief Operating Officer	September 14, 2012

/s/ Jean Arehart Jean Arehart	Director	September 14, 2012

S-1

/s/ Nicholas Brown Nicholas Brown	Director	September 14, 2012

/s/ Richard Cisne Richard Cisne	Director	September 14, 2012

/s/ Robert East Robert East	Director	September 14, 2012

/s/ Linda Gleason Linda Gleason	Director	September 14, 2012

/s/ Henry Mariani Henry Mariani	Director	September 14, 2012

/s/ Robert Proost Robert Proost	Director	September 14, 2012

/s/ R.L. Qualls R.L. Qualls	Director	September 14, 2012

/s/ John Reynolds John Reynolds	Director	September 14, 2012

/s/ Kennith Smith Kenneth Smith	Director	September 14, 2012

/s/ Sherece West Sherece West	Director	September 14, 2012

S-2

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Bank of the Ozarks, Inc. Stock Option Plan, as amended April 17, 2007 (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 8, 2007, and incorporated herein by reference).